UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 29, 2007
(Date of earliest event reported)

FREESTAR TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	0-28749	88-0446457
(State of Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

31 Mespil Road, Ballsbridge, Dublin 4, Ireland
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number: 353 1 6185060

________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreements with Paul Egan and Ciaran Egan

On May 29, 2007, FreeStar Technology Corporation (the ”Company”) entered into new employment agreements with each of Paul Egan and Ciaran Egan, which replace their prior employment agreements with the Company.

Paul Egan’s employment agreement has a five year term. Under the agreement, Paul Egan will continue to serve in his current role of President and Chief Executive Officer of the Company, reporting to the Board of Directors. The Company will pay Paul Egan €300,000 (approximately US$403,000, based on current exchange rates) per year in base salary, plus an automobile allowance of €1,500 (approximately US$2,000 based on current exchange rates) per month and other benefits. The Board of Directors will review the annual base salary each year, but may not reduce it below the initial base salary level. Paul Egan will be eligible for bonuses to be paid in stock or stock options, with such bonuses to be determined by the Board of Directors. If Mr. Egan’s employment is terminated by the Company Without Cause (as defined in the employment agreement) or by Mr. Egan for Good Reason (as defined in the employment agreement), then Mr. Egan shall be entitled to a lump sum payment equal to one year’s annual salary, plus any applicable bonuses.

Ciaran Egan’s employment agreement has a five year term. Under the agreement, Ciaran Egan will continue to serve in his current role as Chief Executive Officer of the Company, reporting to the President. The Company will pay Ciaran Egan €300,000 (approximately US$403,000, based on current exchange rates) per year in base salary, plus an automobile allowance of €1,500 (approximately US$2,000 based on current exchange rates) per month and other benefits. The Board of Directors will review the annual base salary each year, but may not reduce it below the initial base salary level. Ciaran Egan will be eligible for bonuses to be paid in stock or stock options, with such bonuses to be determined by the Board of Directors. If Mr. Egan’s employment is terminated by the Company Without Cause (as defined in the employment agreement) or by Mr. Egan for Good Reason (as defined in the employment agreement), then Mr. Egan shall be entitled to a lump sum payment equal to one year’s annual salary, plus any applicable bonuses.

The foregoing summaries of the employment agreements with Paul Egan and Ciaran Egan are qualified in their entirety by reference to the full and complete terms of the employment agreements with Paul Egan and Ciaran Egan, which are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 9.01. Financial Statements and Exhibits.

Exhibit No. Description of Exhibit

10.1 Employment Agreement with Paul Egan
10.2 Employment Agreement with Ciaran Egan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESTAR TECHNOLOGY CORPORATION

Dated: June 2, 2007	By:	/s/ Paul Egan
Paul Egan
President

EXHIBIT INDEX

Number Description

10.1 Amended and Restated Employment Agreement with Paul Egan
10.2 Amended and Restated Employment Agreement with Ciaran Egan